EXHIBIT 23.2

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of our report dated March 17, 2000 relating to the financial statements, which appears in the Newtek Capital, Inc. Prospectus dated August 15, 2000 filed as part of the Newtek Capital, Inc. Registration Statement on Form S-4 (File No. 333-43550).

/s/ PricewaterhouseCoopers LLP

New York, New York
December 11, 2000